Exhibit 99.1
Hub Group, Inc. Reports Record Second Quarter 2012 Earnings

DOWNERS GROVE, IL, July 19, 2012, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2012.

Hub Group reported record net income of $16.9 million for the second quarter ended June 30, 2012, an increase of 18% compared to the second quarter of 2011.   Diluted earnings per share for the second quarter of 2012 was $0.46.

Hub Group’s second quarter 2011 pre-tax income included approximately $750,000 of costs related to Mode Transportation integration and Hub’s Truck Brokerage restructuring.  Excluding the effects of these costs, non-GAAP earnings per share was $0.40 for the 2011 second quarter (see table below).  Earnings per share increased 15% when compared with the non-GAAP earnings per share in the prior year period.

The Hub segment’s revenue increased 6% to $596 million.  Second quarter intermodal revenue increased 9% to $432 million.  The increase was attributable to a 9% volume increase.  Truck brokerage revenue decreased 11% to $80 million this quarter.  Second quarter Unyson Logistics revenue increased 13% to $84 million.  The Hub segment’s operating income was $24.9 million.

The Mode segment’s revenue increased 1% to $194 million for the second quarter.  Operating income was $2.9 million.

Hub Group ended the quarter with $52 million in cash.

“Hub Group continues to execute well in a tough economic climate,” said David P. Yeager, Chairman and Chief Executive Officer.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, July 19, 2012 to discuss its second quarter results and outlook for the year.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8034.  The conference call participant code is 90092162. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PT6C7YLTY .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2011 and the report on Form 10-Q for the period ended March 31, 2012.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.
CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2012	2011	2012	2011

Revenue	$778,312	$751,201	$1,518,197	$1,236,580
Transportation costs	690,954	666,472	1,347,097	1,094,544
Gross margin	87,358	84,729	171,100	142,036

Costs and expenses:
Salaries and benefits	31,436	32,722	64,735	59,523
Agent fees and commissions	13,601	13,765	27,296	14,516
General and administrative	12,734	12,852	25,311	24,911
Depreciation and amortization	1,737	1,472	3,397	2,408
Total costs and expenses	59,508	60,811	120,739	101,358

Operating income	27,850	23,918	50,361	40,678

Other income (expense):
Interest expense	(301)	(69)	(608)	(83)
Interest and dividend income	33	45	67	77
Other, net	(18)	60	(41)	269
Total other (expense) income	(286)	36	(582)	263

Income before provision for income taxes	27,564	23,954	49,779	40,941

Provision for income taxes	10,612	9,564	19,165	16,053

Net income	$16,952	$14,390	$30,614	$24,888

Basic earnings per common share	$0.46	$0.39	$0.83	$0.67

Diluted earnings per common share	$0.46	$0.39	$0.82	$0.67

Basic weighted average number of shares outstanding	37,070	36,901	37,057	36,893

Diluted weighted average number of shares outstanding	37,190	37,060	37,167	37,041

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended June 30, 2012				Ended June 30, 2011
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$595,888	$194,292	$(11,868)	$778,312	$560,418	$193,248	$(2,465)	$751,201
Transportation costs	531,080	171,742	(11,868)	690,954	497,832	171,105	(2,465)	666,472
Gross margin	64,808	22,550	-	87,358	62,586	22,143	-	84,729

Costs and expenses:
Salaries and benefits	27,590	3,846	-	31,436	28,111	4,611	-	32,722
Agent fees and commissions	490	13,111	-	13,601	638	13,127	-	13,765
General and administrative	10,707	2,027	-	12,734	10,264	2,588	-	12,852
Depreciation and amortization	1,099	638	-	1,737	951	521	-	1,472
Total costs and expenses	39,886	19,622	-	59,508	39,964	20,847	-	60,811

Operating income	$24,922	$2,928	$-	$27,850	$22,622	$1,296	$-	$23,918

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Six Months				Six Months
	Ended June 30, 2012				Ended June 30, 2011
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$1,159,100	$381,475	$(22,378)	$1,518,197	$1,045,797	$193,248	$(2,465)	$1,236,580
Transportation costs	1,032,773	336,702	(22,378)	1,347,097	925,904	171,105	(2,465)	1,094,544
Gross margin	126,327	44,773	-	171,100	119,893	22,143	-	142,036

Costs and expenses:
Salaries and benefits	56,671	8,064	-	64,735	54,912	4,611	-	59,523
Agent fees and commissions	1,125	26,171	-	27,296	1,389	13,127	-	14,516
General and administrative	21,438	3,873	-	25,311	22,323	2,588	-	24,911
Depreciation and amortization	2,221	1,176	-	3,397	1,887	521	-	2,408
Total costs and expenses	81,455	39,284	-	120,739	80,511	20,847	-	101,358

Operating income	$44,872	$5,489	$-	$50,361	$39,382	$1,296	$-	$40,678

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Six Months
	Ended June 30,				Ended June 30,
			Change	Change			Change	Change
	2012	2011	$	%	2012	2011	$	%

Diluted GAAP EPS	$0.46	$0.39	$0.07	17.9%	$0.82	$0.67	$0.15	22.4%

Integration expenses and
restructuring costs	$-	$0.01	$(0.01)		$-	$0.04	$(0.04)

Diluted NON-GAAP EPS (adjusted)	$0.46	$0.40	$0.06	15.0%	$0.82	$0.71	$0.11	15.5%

Diluted Shares	37,190	37,060			37,167	37,041

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2012	December 31, 2011
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$52,185	$49,091
Accounts receivable trade, net	357,645	326,537
Accounts receivable other	22,658	23,878
Prepaid taxes	1,003	2,392
Deferred taxes	5,523	4,838
Prepaid expenses and other current assets	12,386	9,056
TOTAL CURRENT ASSETS	451,400	415,792

Restricted investments	15,436	14,323
Property and equipment, net	131,988	124,587
Other intangibles, net	20,842	21,667
Goodwill, net	263,361	263,470
Other assets	2,257	2,845
TOTAL ASSETS	$885,284	$842,684

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$211,067	$204,693
Accounts payable other	20,792	17,289
Accrued payroll	12,465	16,721
Accrued other	30,094	29,962
Current portion of capital lease	2,271	2,237
TOTAL CURRENT LIABILITIES	276,689	270,902

Non-current liabilities	18,169	17,717
Deferred taxes	96,757	91,764
Non-current portion of capital lease	22,279	23,436

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2012 and 2011	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2012 and 2011; 37,111,252 outstanding in 2012 and 36,860,260 shares outstanding in 2011	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2012 and 2011	7	7
Additional paid-in capital	164,459	168,800
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	431,802	401,188
Accumulated other comprehensive income	2	4
Treasury stock; at cost, 4,113,540 shares in 2012 and 4,364,532 shares in 2011	(109,834)	(116,088)
TOTAL STOCKHOLDERS' EQUITY	471,390	438,865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$885,284	$842,684

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$30,614	$24,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,004	6,292
Deferred taxes	4,432	2,733
Compensation expense related to share-based compensation plans	3,229	2,433
Gain on sale of assets	(48)	(8)
Excess tax benefits from share-based compensation	(83)	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Restricted investments	(1,113)	(1,043)
Accounts receivable, net	(29,883)	(62,743)
Prepaid taxes	1,389	169
Prepaid expenses and other current assets	(3,329)	(3,976)
Other assets	589	305
Accounts payable	9,877	31,079
Accrued expenses	(741)	8,445
Non-current liabilities	200	1,400
Net cash provided by operating activities	26,137	9,974

Cash flows from investing activities:
Proceeds from sale of equipment	643	214
Purchases of property and equipment	(21,043)	(15,281)
Cash used in acquisitions, net of cash acquired	(300)	(90,909)
Net cash used in investing activities	(20,700)	(105,976)

Cash flows from financing activities:
Proceeds from stock options exercised	45	26
Stock tendered for payments of withholding taxes	(1,770)	(1,477)
Capital lease payments	(1,107)	-
Excess tax benefits from share-based compensation	492	584
Net cash used in financing activities	(2,340)	(867)

Effect of exchange rate changes on cash and cash equivalents	(3)	4

Net increase (decrease) in cash and cash equivalents	3,094	(96,865)
Cash and cash equivalents beginning of period	49,091	115,144
Cash and cash equivalents end of period	$52,185	$18,279